EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. 1350

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CT Communications, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Michael R. Coltrane
Michael R. Coltrane
Chief Executive Officer
March 7, 2007

/s/  James E. Hausman
James E. Hausman
Chief Financial Officer
March 7, 2007